Mobile Experience Matters
Employee All-Hands Meeting
PROPOSED Option Exchange Program
June 11, 2012
Mobile Experience Matters
Exhibit 99.3
COMPANY CONFIDENTIAL © COPYRIGHT 2012 DIALOGIC, INC. ALL RIGHTS RESERVED. |
www.dialogic.com

COMPANY CONFIDENTIAL © COPYRIGHT 2012 DIALOGIC, INC. ALL RIGHTS RESERVED. |
www.dialogic.com
Background of PROPOSED Option Exchange Program
Request for Stockholder Approval of Option Exchange Program
Included in preliminary proxy statement filed with the SEC
No stockholder approval, no option exchange program
What is an Option Exchange Program?
Eligible employees are offered an opportunity to voluntarily exchange certain of their “underwater” options for new
options with a new exercise price, vesting schedules, and
other terms
Why do we want to do an Option Exchange Program?
Majority of outstanding stock option grants to our employees are “underwater” (i.e., exercise price is greater than the
current Fair Market Value of our common stock)
Provide renewed incentives and economic value to our
eligible employees by granting new options

COMPANY CONFIDENTIAL © COPYRIGHT 2012 DIALOGIC, INC. ALL RIGHTS RESERVED. |
www.dialogic.com
Timing of PROPOSED Option Exchange Program (all dates
are approximate)
Monday, June 11 – Filed Preliminary Proxy Statement
Friday, June 22 – File Definitive Proxy Statement
Wednesday, August 8 – Annual Meeting of Stockholders
No stockholder approval means no option exchange
Thursday, August 9 – Proposed Start of Option Exchange
20 business day Offering Period
Thursday, September 6 – Anticipated End of Offering
Period.  Those eligible employees who  have tendered
their existing options eligible for the exchange will be
issued new options.

COMPANY CONFIDENTIAL © COPYRIGHT 2012 DIALOGIC, INC. ALL RIGHTS RESERVED. |
www.dialogic.com
Material Terms of PROPOSED Option Exchange Program
If stockholders approve the Option Exchange Program, the
PROPOSED terms are as follows:
All active employees (including officers) who are located in countries where the exchange is being offered and who are
employed at the end of the offering period
An exercise price above $1.00 and above FMV on the Tender
Offer (TO) closing date (anticipated to be September 6, 2012)
No automatic participation – this is a voluntary program
All or nothing with respect to each individual option grant
Ability to withdraw or change election prior to the TO closing date (anticipated to be September 6, 2012)
Eligible Participants:
Eligible Options:
(note: RSUs are not part of this exchange offer)
Election Required for Participation:

COMPANY CONFIDENTIAL © COPYRIGHT 2012 DIALOGIC, INC. ALL RIGHTS RESERVED. |
www.dialogic.com
Material Terms of PROPOSED Option Exchange Program
(cont)
Number of New Options:
Based on size of option it is replacing (grant by grant)
Exchange ratio formula = total number of shares per option
divided by the option’s original exercise price, capped at $5.
Exercise Price of New Options:
Greater of $1.00 or FMV on TO close date
New Option Term and Tax Status:
10 years; New Options will be Non-Qualified (NQ) options
New Option Vesting Schedule:
Vested Options:
Full re-start of vesting over 6 month period where
100% of options will cliff vest at the end of the 6 month period
Unvested Options:
Full restart of vesting, over 4 year period, with
25% of options vesting at the end of the first year with the remaining options vesting on a  pro-rata monthly basis thereafter

COMPANY CONFIDENTIAL © COPYRIGHT 2012 DIALOGIC, INC. ALL RIGHTS RESERVED. |
www.dialogic.com
Next Steps of PROPOSED Option Exchange Program
What happens next?
Stockholder Vote: August 8 – Annual Stockholder Meeting
If approved, Option Exchange terms are finalized
The Company has discretion to delay or not go through with
the Option Exchange Program even if stockholders approve
How will I know the final terms of the Option Exchange
Program?
Tender Offer filing (with Q&A’s) and Election Form
Written communications will be sent

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